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                                                                    EXHIBIT 23.3




                         CONSENT OF INDEPENDENT AUDITORS


WE CONSENT TO THE REFERENCE TO OUR FIRM UNDER THE CAPTION "EXPERTS" IN AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT (FORM S-3 NO. 333-5763) AND RELATED PROSPECTUS OF M.A. HANNA COMPANY FOR THE REGISTRATION OF $300,000,000 OF DEBT SECURITIES AND TO THE INCORPORATION BY REFERENCE THEREIN OF OUR REPORT DATED JANUARY 31, 1995, WITH RESPECT TO THE CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULE OF M.A. HANNA COMPANY INCLUDED IN ITS ANNUAL REPORT (FORM 10-K) FOR THE YEAR ENDED DECEMBER 31, 1995, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.




                                          ERNST & YOUNG LLP







CLEVELAND, OHIO
NOVEMBER 6, 1996